EXHIBIT 99.1

CINEDIGM DIGITAL CINEMA NAMES ADAM MIZEL CHIEF OPERATING OFFICER & CHIEF FINANCIAL OFFICER AND

GARY LOFFREDO PRESIDENT OF DIGITAL CINEMA SERVICES & GENERAL COUNSEL

Second-In-Command Executives Will Direct Company Under Leadership of

Chairman and CEO Chris McGurk

Morristown, NJ and Woodland Hills - Cinedigm Digital Cinema Corp. (NASDAQ: CIDM), the global leader in digital cinema, announced today that Adam Mizel has been named Chief Operating Officer & Chief Financial Officer, and Gary Loffredo has been named President of Digital Cinema Services & will continue as General Counsel, effective immediately.  Mr. Mizel and Mr. Loffredo will continue reporting directly to Chris McGurk, Chairman and CEO of Cinedigm Digital Cinema Corp. Mr. Mizel and Mr. Loffredo have been members of Cinedigm’s Board of Directors since 2009 and 2000, respectively.

Prior to the appointment of Mr. McGurk as CEO in January 2011, Mr. Mizel and Mr. Loffredo were Co-Chief Executive Officers of Cinedigm following the retirement of founder Bud Mayo in June 2010. “I am extremely pleased to have Adam and Gary assume additional leadership responsibilities,” commented McGurk. “I have worked with them closely for the last nine months and know they have an ideal mix of relevant industry experience and strategic insight and have demonstrated the superb leadership ability to drive Cinedigm to the next level."

Mr. Mizel will oversee the business and financial operations of the Company in his dual COO and CFO roles.  In particular he will focus on supporting the development of Cinedigm’s rapidly expanding software and content businesses. As president of Digital Cinema Services, Mr. Loffredo will work with the experienced digital cinema team to lead the company’s expanding digital cinema deployment and servicing operations. Additionally, Mr. Loffredo will manage Cinedigm’s administration and human resources activities and continue as General Counsel of the Company.

Mr. Mizel commented, “Cinedigm has made significant progress over the past 12 months on reigniting growth and refocusing on leveraging its digital cinema platform with its core software and content distribution businesses. I look forward to capitalizing on those opportunities in my expanded role.”

Mr. Loffredo added, “I am excited by our successes in digital cinema. With over 3,000 new screens signed to license agreements this year and over 9,700 screens with 154 exhibitors in total as part of our deployment, we have achieved our most successful year to date and it is only October.  We expect to continue this momentum as the digital conversion nears it 2012 completion.”

Prior to being interim co-CEO, Mr. Mizel was named CFO and Chief Strategy Officer in August 2009 after being appointed to the Board of Directors in March 2009. From September 2005 through 2009, Mr. Mizel was the Managing Principal of the General Partner of the Aquifer Opportunity Fund, L.P., an investment fund that takes a private equity approach to investing in small capitalization public companies and remains one of Cinedigm’s largest public shareholders. Mr. Mizel previously was Managing Director and Chief Operating Officer of Azimuth Trust, LLC., an alternative asset management firm from 2001 until

2005. Earlier, he was a partner at Capital Z Partners, L.P., a private equity and alternative investment firm, and Managing Director at Zurich Centre Investments, Inc., the North American private equity unit of Zurich Financial Services Group. Mr. Mizel began his investment career at Morgan Stanley Capital Partners in 1991.

Prior to being interim co-CEO, Gary S. Loffredo was Cinedigm’s Senior Vice President, Business Affairs, General Counsel and Secretary.  He was appointed to the Board of Directors in September 2000.  From March 1999 to August 2000, he was Vice President, General Counsel and Secretary of Cablevision Cinemas, LLC, which operated the Clearview Cinemas chain of movie theatres. Mr. Loffredo was an attorney at the law firm of Kelley Drye & Warren LLP from September 1992 to February 1999.

About Cinedigm

Cinedigm is a leader in providing the services, experience, technology and content critical to transforming movie theaters into digital and networked entertainment centers. The Company partners with Hollywood movie studios, independent movie distributors, and exhibitors to bring movies in digital cinema format to audiences across the country. Cinedigm's digital cinema deployment organization, state of the art distributor and exhibition software, and marketing and distribution platform for alternative content and independent films, are a cornerstone of the digital cinema transformation. Cinedigm™ and Cinedigm Digital Cinema Corp.™ are trademarks of Cinedigm Digital Cinema Corp www.cinedigm.com [CIDM-G]

FOR CINEDIGM DIGITAL CINEMA

Maggie Begley

MBC

(Office) 310-301-1785

(Mobile)  310-749-3055

maggie@mbcprinc.com

INVESTOR RELATIONS CONTACT

David Walke

(Office) 646-728-2298

davidwalke1@gmail.com

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Cinedigm Digital Cinema Corp
55 Madison Ave.
Morristown, NJ 07960
US